Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST WASHINGTON BANCORP, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                         FIRST WASHINGTON BANCORP, INC.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
           N/A
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(2)  Aggregate number of securities to which transactions applies:
           N/A
------------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
           N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
           N/A
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(2)  Form, schedule or registration statement no.:
           N/A
------------------------------------------------------------------------------
(3)  Filing party:
           N/A
------------------------------------------------------------------------------
(4)  Date filed:
           N/A
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



                                 March 17, 2000



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of First Washington Bancorp, Inc. The meeting will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, April 21, 2000, at 10:00 a.m., local time.

     The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                    Sincerely,

                                    /s/ Gary Sirmon

                                    Gary Sirmon
                                    President and Chief Executive Officer

                         FIRST WASHINGTON BANCORP, INC.
                               10 S. First Avenue
                         Walla Walla, Washington 99362
                                (509) 527-3636

------------------------------------------------------------------------------
                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held On April 21, 2000
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of First Washington Bancorp, Inc. ("Company") will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington, on Friday, April 21, 2000, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three directors to serve until the 2003 Annual Meeting of Shareholders;

     (2) The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 2, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ D. Allan Roth

                              D. ALLAN ROTH
                              SECRETARY


Walla Walla, Washington
March 17, 2000

------------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will save your company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.
------------------------------------------------------------------------------

                             PROXY STATEMENT
                                   OF
                       FIRST WASHINGTON BANCORP, INC.
                           10 S. First Avenue
                      Walla Walla, Washington  99362
                             (509) 527-3636

------------------------------------------------------------------------------
                      ANNUAL MEETING OF SHAREHOLDERS
                             April 21, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Washington Bancorp, Inc. ("Company") to be used at the 2000 Annual Meeting of Shareholders of the Company. The Company is the holding company for First Savings Bank of Washington ("First Savings"), Inland Empire Bank ("Inland Empire") and Towne Bank. First Savings, Inland Empire and Towne Bank are referred to collectively herein as the "Banks." The Annual Meeting will be held at the Elks Lodge at 351 E. Rose Street, Walla Walla, Washington on Friday, April 21, 2000, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 17, 2000.

------------------------------------------------------------------------------
                        VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 2, 2000 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of March 2, 2000, the Company had 11,185,859 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote:

     -- FOR the election of the nominees for director; and

     -- FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. In voting on the ratification of the appointment of Deloitte & Touche LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting and broker non-votes will have no effect on the voting. However, abstentions will have the effect of a vote against the proposal.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the First Washington Bancorp, Inc. ESOP. If a shareholder is a participant in the First Washington Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of February 1, 2000, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than 5% of the Company's outstanding Common Stock at February 1, 2000. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998.

     The following table also sets forth, as of February 1, 2000, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each of the executive officers named in the Summary Compensation Table found below (the "named executive officers") and (c) all executive officers and directors of the Company as a group.

                                   Number of Shares        Percent of Shares
Name                               Beneficially Owned (1)     Outstanding
----                               ----------------------     -----------
Beneficial Owners of More Than 5%

First Washington Bancorp, Inc.             953,297                  8.5%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.            972,070 (2)              8.7
253 Riverside Avenue
Westport, Connecticut 06880

Dimensional Fund Advisors                  714,930 (3)              6.4
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Directors

Robert D. Adams                             66,710 (4)                *
David B. Casper                             76,772 (5)                *
Margaret C. Langlie                         16,296                    *
Dean W. Mitchell                            62,731 (6)                *
Brent A. Orrico                            101,067 (7)                *
Wilber Pribilsky                            76,970 (8)                *
Marvin Sundquist                            80,270                    *

                                   Number of Shares        Percent of Shares
Name                               Beneficially Owned (1)     Outstanding
----                               ----------------------     -----------

Named Executive Officers

Gary Sirmon**                              260,759                  2.3
Jesse G. Foster**                           57,958                    *
S. Rick Meikle**                            66,608                    *
D. Allan Roth                              125,018 (9)              1.1
Michael K. Larsen                          120,155 (10)             1.1

All Executive Officers and               1,128,188                 10.1
 Directors as a Group
 (13 persons)
------------------
*    Less than 1 percent of shares outstanding.
**   Mr. Sirmon, Mr. Foster and Mr. Meikle are also directors of the Company.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Company's ESOP and shares of restricted stock granted under the Company's Management Recognition and Development
     Plan, as to which the holders have voting power but not investment power, are included as follows: Mr. Adams, 7,514 shares; Mr. Casper, 7,514 shares; Mr. Mitchell, 7,514 shares; Mr. Pribilsky, 7,514 shares; Mr. Sundquist, 7,514 shares; Mr. Orrico, 2,750 shares; Ms. Langlie, 0 shares; Mr. Sirmon, 39,776 shares; Mr. Foster, 852 shares; Mr. Meikle, 516 shares; Mr. Roth, 23,012 shares; Mr. Larsen, 22,990 shares; all executive officers and directors as a group, 131,354 shares. The amounts shown also include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days of February 1, 2000 through the exercise of stock options granted pursuant to the Company's stock option plans: Mr. Adams, 25,247; Mr. Casper, 25,247; Mr. Mitchell, 25,247; Mr. Pribilsky, 25,247; Mr. Sundquist, 25,247; Mr. Orrico, 1,760; Ms. Langlie, 7,432; Mr. Sirmon, 128,883; Mr.
     Foster, 55,666; Mr. Meikle, 57,760; Mr. Roth, 55,471; Mr. Larsen, 55,471; and all executive officers and directors as a group, 495,697.
(2) Information concerning the shares owned by Westport Asset Management, Inc. as of December 31, 1999 was obtained from a Schedule 13G dated February 16, 2000. According to this filing, Westport Asset Management, Inc., an investment advisor registered under the Investment Advisors
     Act of 1940, has shared voting power with respect to 730,070 shares and shared dispositive power with respect to 972,070 shares.
(3) Information concerning the shares owned by Dimensional Fund Advisors as of December 31, 1999 was obtained from a Schedule 13G dated February 4, 2000. According to this filing, Dimensional Fund Advisors, an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and dispositive power with respect to 714,930 shares.
(4)  Includes 2,301 shares owned by Mr. Adams' wife.
(5)  Includes 1,562 shares owned by a company controlled by Mr. Casper.
(6)  Includes 1,100 shares owned by a company controlled by Mr. Mitchell.
(7) Includes 10,876 shares owned by companies controlled by Mr. Orrico and 77,263 shares owned by trusts directed by Mr. Orrico.
(8)  Includes 2,750 shares owned by a company controlled by Mr. Pribilsky.
(9)  Includes 1,106 shares owned by Mr. Roth's wife.
(10) Includes 2,502 shares owned by Mr. Larsen's wife.

------------------------------------------------------------------------------
                    PROPOSAL 1 -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     During 1999, the Board of Directors was reduced from eleven to ten members. On June 20, 1999, Director Morris Ganquet died and on July 23, 1999, Director R.R. "Pete" Reid retired from the Board. On January 1, 2000, the Board of Directors appointed Ms. Margaret C. Langlie to fill the vacancy created by the death of Mr. Ganquet.

     The Board of Directors is divided into three classes with three-year staggered terms, with one third of the directors elected each year. Three directors will be elected at the Annual Meeting to serve for a three year period, or until their respective successors have been elected and qualified. The nominees for election this year are David B. Casper, Marvin Sundquist and Margaret C. Langlie.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Casper and Sundquist and Ms. Langlie.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

                                 Year First Elected
                                 or Appointed           Term to
     Name           Age (1)      Director (2)           Expire
     ----           -------      ------------           ------
                            BOARD NOMINEES

David B. Casper      63             1976                2003(3)
Marvin Sundquist     73             1982                2003(3)
Margaret C. Langlie  54             2000                2003(3)


                      DIRECTORS CONTINUING IN OFFICE

Gary Sirmon          56             1983                2001
Wilber Pribilsky     66             1987                2001
Robert D. Adams      58             1984                2001
Jesse G. Foster      61             1996                2002
Dean W. Mitchell     65             1979                2002
S. Rick Meikle       52             1998                2002
Brent A. Orrico      50             1999                2002

---------------
(1) As of December 31, 1999.
(2) Includes prior service on the Board of Directors of First Savings.
(3) Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     David B. Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

     Marvin Sundquist is the Secretary and former President and General Manager of Sundquist Fruit and Cold Storage, Inc., a fruit grower and shipper, with which he has been affiliated for 49 years.

     Margaret C. Langlie is a director of Towne Bank, which she helped found in 1991. She is a partner in the law firm of Langlie & Goddu which has offices in Woodinville and Leavenworth, Washington.

     Gary Sirmon is Chief Executive Officer, President and a director of the Company and First Savings. He joined First Savings in 1980 as an executive vice president and assumed his current position in 1982.

     Wilber Pribilsky is the Chairman and Chief Executive Officer of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 52 years.

     Robert D. Adams is a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sells and rents farm, industrial and consumer equipment and with which he has been affiliated for 30 years.

     Jesse G. Foster is the Chief Executive Officer, President and a Director of Inland Empire. He joined Inland Empire in 1962.

     Dean W. Mitchell is Manager of Tri-Cities Communications, Inc., which operates KONA AM and FM radio stations, with which he has been affiliated for 42 years.

     S. Rick Meikle is the Chief Executive Officer, President and a Director of Towne Bank, which he helped form in 1991.

     Brent A. Orrico has served on the Board of Directors of Towne Bank since 1992. He is also President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company.

------------------------------------------------------------------------------
              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the calendar year ended December 31, 1999, the Board of Directors of the Company held 14 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

     The Executive Committee, consisting of Directors Casper, Adams, Pribilsky and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings. This committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power, among other things, to: declare dividends, issue stock, amend the Bylaws, or approve any agreement of merger or consolidation other than mergers with a subsidiary of the Company. The Executive Committee met once during the year ended December 31, 1999.

     The Audit Committee, consisting of Directors Adams, Pribilsky and Casper, oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also recommends the appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit functions. The Audit Committee has a Charter which specifies its obligation and the Audit Committee believes it has fulfilled its responsibility under the Charter. All members of the Audit Committee are non-employee directors. The Audit Committee met six times during the year ended December 31, 1999.

     The Compensation Committee, which consists of the entire Board of Directors, sets salary policies and levels for senior management and oversees all salary and bonus programs for the Company. The Compensation Committee met four times during the year ended December 31, 1999.

     The Incentive Stock Option Plan Committee, consisting of Directors Casper, Mitchell, Sundquist, Adams, Pribilsky and Orrico, administers the Company's stock option plan. This committee met three times during the year ended December 31, 1999.

     The Management Recognition and Development Plan Committee, consisting of Directors Casper, Mitchell, Sundquist, Adams, Pribilsky and Orrico, administers the Company's Management Recognition and Development Plan. This committee met once during the year ended December 31, 1999.

     The Nominating Committee, which consists of the entire Board of Directors, selects nominees for the election of directors and develops a list of nominees for board vacancies. The Nominating Committee met nine times during the year ended December 31, 1999.

------------------------------------------------------------------------------
                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Non-employee directors of the Company receive a retainer of $9,600 and a fee of $600 per meeting attended, $400 per special meeting attended and $200 per committee meeting attended. Officers of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or of any committee of the Board of Directors.

     In order to encourage the retention of qualified directors, the Company has entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance or the Company's Common Stock. The Company has established a grantor trust to hold the Common Stock investments. The assets of the trust are considered part of the Company's general assets and the directors have the status of unsecured creditors of the Company with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and his beneficiary. At December 31, 1999, the Company's estimated deferred compensation liability expense accrual with respect to non-employee directors was $1.6 million.

------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and bonus in excess of $100,000 for the year ended December 31, 1999. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998.


                                                                    Long-Term Compensation
                                      Annual Compensation                   Awards
                             -------------------------------------  ----------------------
                                                      Other Annual  Restricted Securities   All Other
Name and                                              Compen-        Stock     Underlying   Compen-
Position            Year*    Salary($)   Bonus($)(1)  sation($)(2)   Award($)  Options(#)   sation($)(3)
--------            -----    ---------   -----------  ------------   --------  ----------   ------------
Gary Sirmon         1999**   $295,000    $    ---         ---        $  ---     30,700        $56,985
 Chief Executive    1999***   256,375      96,363         ---           ---     18,247         60,373
 Officer and        1998***   228,125      52,938         ---           ---        ---         27,210
 President

D. Allan Roth       1999**    138,000         ---         ---           ---      5,744         38,436
 Treasurer          1999***   133,265      35,000         ---           ---      3,414         44,969
 and Secretary      1998***   128,809      24,375         ---           ---        ---         15,509

Michael K. Larsen   1999**    138,000         ---         ---           ---      5,744         31,986
 Executive Vice     1999***   133,265      35,000         ---           ---      3,414         33,200
 President          1998***   128,809      24,375         ---           ---        ---         15,343

Jesse G. Foster     1999**    142,008         ---         ---           ---      7,424         20,317
 President of       1999***   135,511      39,636         ---           ---      4,392         18,126
 Inland Empire Bank 1998***   125,622      18,000         ---           ---        ---         14,768

S. Rick Meikle(4)   1999**    141,000         ---(5)      ---           ---      7,999         44,662
 President of       1999***   125,250     106,000(5)      ---           ---    114,221(6)      15,474
 Towne Bank

------------------
* Effective December 31, 1999, the Company changed its fiscal year from March 31 to December 31.
**  Year ended December 31, 1999.
*** Year ended March 31.
(1) Bonuses for the calendar year ended December 31, 1999 were accrued during the year but paid in January 2000.
(2) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(3) Amounts for calendar year 1999 reflect: for Mr. Sirmon, cash distribution of accrued vacation leave of $24,853 pursuant to executive's election, deferred compensation contribution of $16,132, and ESOP contribution of $16,000; for Mr. Roth, cash distribution of accrued vacation leave of $22,291 pursuant to executive's election, deferred compensation contribution of $145, and ESOP contribution of $16,000; for Mr. Larsen, cash distribution of accrued vacation leave of $16,453 pursuant to executive's election, and ESOP contribution of $15,533; for Mr. Foster, cash distribution of accrued vacation leave of $5,270, pursuant to executive's election, and ESOP contribution of $15,047; for Mr. Meikle, cash distribution of accrued sick leave of $6,300 pursuant to executive's election, deferred compensation contribution of $22,362, and ESOP contribution of $16,000.
(4) The Company acquired Towne Bank on April 1, 1998.
(5) Mr. Meikle's bonus was paid in January 1999 and has been included for the fiscal year ended March 31, 1999 and not included in the year ended December 31, 1999.
(6) Amount includes 26,990 of assumed options.

     Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the named executive officers during the calendar year ended December 31, 1999. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998.



                                      Individual Grants
                      ---------------------------------------------------
                                       Percent                              Potential Realizable Value at
                      Number of       of Total                              Assumed Annual Rates of Stock
                      Securities      Options                               Price Appreciation for Option
                      Underlying     Granted to    Exercise                            Term(2)
                       Options      Employees in    Price      Expiration   -----------------------------
   Name               Granted(1)    Fiscal Year     ($/sh)        Date          5%($)          10%($)
   ----               ----------    -----------     ------        ----          -----          ------
Gary Sirmon            30,700          15.0%       $15.0625     12/21/09      $290,813        $736,976

D. Allan Roth           5,744           2.8         15.0625     12/21/09        54,411         137,889

Michael K. Larsen       5,744           2.8         15.0625     12/21/09        54,411         137,889

Jesse G. Foster         7,424           3.6         15.0625     12/21/09        70,326         178,219

S. Rick Meikle          7,999           3.9         15.0625     12/21/09        75,772         192,022


----------------
(1) Each option grant reported in the table vests at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of the Company.
(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Common Stock of the Company.
     It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $24.54 and $39.07, respectively, as of the expiration of the options granted on December 21, 1999.

     Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended December 31, 1999, and remaining unexercised at the end of the fiscal year, is presented for the named executive officers. Shares reflect the 10% stock dividend paid by the Company on August 17, 1998.


                                               Number of Securities           Value of Unexercised
                                               Underlying Unexercised         In-the-Money Options
                    Shares                     Options at Fiscal Year End     At Fiscal Year End ($)(1)
                  Acquired on      Value       --------------------------     --------------------------
Name              Exercise (#)   Realized($)   Exercisable  Unexercisable     Exercisable  Unexercisable
----              ------------   -----------   -----------  -------------     -----------  -------------

Gary Sirmon          ---            ---          128,883       128,789         $153,700      $102,469

Jesse G. Foster      ---            ---           55,666        47,466           42,335        28,224

D. Allan Roth        ---            ---           55,471        45,003           67,243        44,830

Michael K. Larsen    ---            ---           55,471        45,003           67,243        44,830

S. Rick Meikle       ---            ---           41,260        77,785          226,334           ---

                                                         8

--------------
(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on December 31, 1999 less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

     Employment Agreements with Named Executive Officers. The Company entered into employment agreements with Messrs. Sirmon, Roth, and Larsen (individually, the "Executive") on July 1, 1998. The agreements provide that the Executive's base salary is subject to annual review. The current base salaries for Messrs. Sirmon, Roth, and Larsen, are $308,275, $144,210 and $144,210, respectively. In addition to base salary, the agreements provide for the Executive's participation in the employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of First Savings. The employment of the Executive is terminable at any time for cause as defined in the agreements.
In addition, the Executive may be terminated without cause in which case the Executive would continue to receive base salary and other benefits over the remaining term of the agreement.

     The agreements also provide for the payment of severance benefits to the Executive in the event of his termination of employment following a change in control of First Savings or the Company. Such benefits would include a lump sum payment equal to 2.99 times the average of the Executive's five preceding years' compensation and continuation of retirement, life, health, and disability coverage for a three-year period. In the event of a change in control of First Savings or the Company, the total cash payment due under the agreements, excluding any benefits payable under any employee benefit plan, would be approximately $1,774,581, $1,025,376 and $919,778 for Messrs. Sirmon, Roth, and Larsen, respectively. For purposes of the agreements, "change in control" includes, among other things, a change in control within the meaning of the rules and regulations promulgated by the Board of Governors of the Federal Reserve System under the Change in Bank Control Act of 1978, the acquisition by any person of securities representing 20% or more of the outstanding securities of First Savings or the Company, or a plan of reorganization, merger, consolidation, or sale of substantially all of the assets of First Savings or the Company in which First Savings or the Company is not the resulting entity.

     The agreements restrict the right of the Executive to compete against First Savings or the Company for a period of one year following retirement in the area of Walla Walla or any other area in which First Savings maintains a full service branch office.

     Inland Empire entered into an employment agreement with Mr. Foster on September 30, 1994. The agreement was continued, with certain modifications, following the acquisition of Inland Empire by the Company. The initial term of the agreement expired on September 30, 1999. The agreement provides for an automatic one-year extension unless either party gives notice of an intention not to renew at least 60 days prior to the expiration date. Mr. Foster's base salary, which is subject to periodic review, is currently $149,112. In the event of Mr. Foster's termination without cause, the Bank is obligated to continue his then current salary through the expiration date of the agreement. In the event of Mr. Foster's resignation following a change in control of the Bank (as defined in the agreement), the Bank is obligated to continue his base salary for a 12 month period but, in any event, not longer than the expiration date of the agreement. The agreement restricts Mr. Foster's ability to compete with the Bank within a 50-mile radius of the Bank's main and branch office locations during any period in which he is receiving compensation payments from the Bank.

     Towne Bank and the Company entered into an employment agreement with Mr. Meikle on April 1, 1998. The initial term of the agreement expires on April 1, 2001. The agreement provides for automatic one-year extensions. Mr. Meikle's base salary, which is subject to periodic review, is currently $160,650. In the event of Mr. Meikle's termination without cause, the Bank is obligated to continue his then current salary through the expiration date of the agreement. In the event of Mr. Meikle's voluntary resignation during theterm of the agreement, the Bank shall pay to Mr. Meikle the compensation due him through his date of termination. The agreement restricts Mr. Meikle's ability to compete with the Bank for a period of three years following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination.

     Salary Continuation and Deferred Compensation Agreements. First Savings has entered into salary continuation agreements with Messrs. Sirmon, Roth, and Larsen (individually, the "Executive") to ensure their continued service with First Savings through retirement. First Savings has purchased life insurance to finance the benefits payable under the agreements. Assuming that the Executive remains in the employ of First Savings to age 65, the agreements provide for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Messrs. Sirmon, Roth, and Larsen would be $112,000, $64,000, and $64,000, respectively. In the event of the Executive's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to the Executive or his designated beneficiary.

     For 1994 and subsequent years, Section 401(a)(17) of the Code limits to $150,000 (indexed) per employee the amount of compensation that is considered for purposes of determining the maximum contribution to First Savings's tax-qualified profit sharing plan on behalf of each eligible employee. First Savings credits certain executive officers whose total compensation exceeds $150,000 with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a consequence of the Section 401(a)(17) limitation. For the fiscal year ended December 31, 1999, $16,132 was credited as deferred compensation on behalf of Mr. Sirmon; $145 was credited as deferred compensation for Mr. Roth; and $10,362 was credited as deferred compensation for Mr. Meikle.

     Inland Empire has entered into an agreement with Mr. Foster to provide him with supplemental retirement benefits. The agreement was continued, with certain modifications, following the acquisition of Inland Empire by the Company. The agreement provides that, following Mr. Foster's retirement at or after attaining age 62 (or in the event of his prior death or disability) and for a 12-year period thereafter, the Bank will pay him (or his beneficiary) an annual benefit equal to 40 percent of his average annual salary during the three years preceding his retirement. In the event of his termination of employment prior to age 62, Mr. Foster's benefits would be deferred until age
62. The agreement also restricts Mr. Foster's ability to compete with the Bank within a 50-mile radius of the Bank's main and branch office locations for a one-year period following his termination of employment.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committees of the Boards of Directors of First Savings, Inland Empire and Towne Bank. Performance is evaluated and salaries are set by the Compensation Committees of the Banks.

     General. The Banks' Compensation Committees' duties are to recommend and administer policies that govern executive compensation. The Committees evaluate individual executive performance, compensation policies and salaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banks while the Chief Executive Officers of the Banks evaluate the performance of other senior officers of the respective Banks and make recommendations to the Committees regarding compensation levels. The committees have final authority to set compensation levels.

     Compensation Policies. The executive compensation policies of the Banks are designed to establish an appropriate relationship between executive pay and the Company's and the Banks' annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Banks to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     -- To attract and retain key executives who are vital to the long-term success of the Company and the Banks and are of the highest caliber;

     -- To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Banks' level of performance;

     -- To motivate executives to enhance long-term shareholder value by building their equity interest in the Company; and

     -- To integrate the compensation program with the Company's and the Banks' annual and long-term strategic planning and performance measurement processes.

     The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Banks as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Banks during the year.

     Base Salary. The Banks' current compensation plan involves a combination of salary, cash bonuses to reward short-term performance, stock options to reward long-term performance and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman & Robertson, Inc. (actuaries and consultants) covering 93 Northwest financial organizations, the Oregon Bankers Association salary survey covering all banks in the state of Oregon, Federal Home Loan Bank ("FHLB") of Seattle data covering the seven states of the 12th FHLB District, the America's Community Bankers' Compensation Survey which covers 452 responding financial institutions, the Watson Wyatt Survey of Top Management Compensation, the Moss-Adams Oregon, Washington, and Montana Community Bank Compensation Survey and the SNL Executive Compensation Review.

     Bonus Program. A short-term incentive bonus plan is in effect for the officers of the Banks which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 35% of salary for the chief executive officers, up to 25% of salary for executive vice presidents, up to 20% of salary for senior vice presidents and up to 15% of salary for vice presidents and certain other officers. In certain circumstances, bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The performance bonus is based primarily on quantifiable data such as return on assets, return on equity and level of operating expenses. Subjective evaluation of performance is limited.

     Deferred Compensation. To the extent that executive officers' contributions to First Savings retirement programs are limited by applicable law, First Savings credits each affected executive with deferred compensation in the amount of the additional annual contribution the executive would have received if such limits were not applicable.

     Long Term Incentive Compensation. The Company, with shareholder approval, on July 26, 1996, adopted the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan, and on July 24, 1998, the 1998 Stock Option Plan, under which officers may receive grants and awards. The Company believes that stock ownership by the Company's and the Banks' officers is a significant factor in aligning the interests of the officers with those of shareholders. Stock options and stock awards under such plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the officers' level of responsibility and contributions to the Company and the Banks.

     Compensation of the Chief Executive Officer. During the calendar year ended December 31, 1999, the base salary of Gary Sirmon, President and Chief Executive Officer of the Company and First Savings, was $295,000. In addition, he was credited with $32,132 in other compensation (comprised of Deferred Compensation - $16,132 and Employees' Stock Ownership Plan - $16,000). This resulted in total compensation of $327,132, which represents a 16.8% decrease from the twelve month period ended March 31, 1999. In addition, Mr. Sirmon took a $24,853 cash distribution of accrued vacation.
The Committee believes that Mr. Sirmon's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the superior financial performance of the Company during the fiscal year. Mr. Sirmon did not participate in the Committee's consideration of his compensation level for the fiscal year.

          Compensation Committee:

                                  Dean Mitchell, Chairman
                                  Marvin Sundquist, Vice-Chairman
                                  Robert D. Adams
                                  David B. Casper
                                  Jesse G. Foster
                                  Wilber Pribilsky
                                  Gary Sirmon
                                  S. Rick Meikle
                                  Brent A. Orrico
                                  Margaret C. Langlie

     Compensation Committee Interlocks and Insider Participation. Mr. Sirmon, President and Chief Executive Officer of the Company and First Savings, Mr. Foster, President and Chief Executive Officer of Inland Empire, and Mr. Meikle, President and Chief Executive Officer of Towne Bank, serve as members of the Compensation Committee of the Company and their respective Banks. Although Mr. Sirmon recommends compensation to be paid to executive officers, the entire Board of Directors of First Savings reviews such recommendations and sets the compensation for Mr. Sirmon. Similarly, the entire Board of Directors of Inland Empire sets the compensation for Mr. Foster, and the entire Board of Directors of Towne Bank sets the compensation for Mr. Meikle.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index, a peer group of the SNL $1 Billion to $5 Billion Asset Bank Index and a peer group of the SNL $1 Billion to $5 Billion Asset Thrift Index. Total return assumes the reinvestment of all dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN *


                      [Performance graph appears here]


                   11/01/95  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
First Washington   --------  --------  --------  --------  --------  --------
 Bancorp, Inc.     $100.00   $105.91   $150.20   $227.54   $221.62   $139.92
Nasdaq Total U.S.   100.00    101.31    124.64    152.73    215.21    388.80
SNL $1B-$5B Banks   100.00    105.13    136.28    227.28    226.75    208.40
SNL $1B-$5B
 Thrifts            100.00    106.11    139.23    247.14    221.84    198.66

* Assumes $100 invested in the Company's Common Stock at the closing price per share and each index on November 1, 1995 (the date on which the Company's Common Stock was first traded publicly) and that all dividends were reinvested. Information for the graph was provided by SNL Securities L.C.

------------------------------------------------------------------------------
              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 1999 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for Mr. Orrico who filed an amended Form 3 after an error was discovered in the original filing.

------------------------------------------------------------------------------
                         TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Company's subsidiary financial institutions are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

------------------------------------------------------------------------------
        PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for he calendar year ended December 31, 1999. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

------------------------------------------------------------------------------
                                 OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                                  MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's 1999 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 2, 2000. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the calendar year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders of record as of March 2, 2000 upon written request to D. Allan Roth, Secretary, First Washington Bancorp, Inc., 10 S. First Avenue, PO Box 907, Walla Walla, Washington 99362.

------------------------------------------------------------------------------
                            SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     Proposals of shareholders intended to be presented at the Company's annual meeting to be held in 2001 must be received by the Company no later than November 24, 2000 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     In addition, the Company's Articles of Incorporation provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

     The Company's Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the Annual Meeting of shareholders; provided, however, that if less than thirty-one days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ D. Allan Roth

                             D. ALLAN ROTH
                             SECRETARY

Walla Walla, Washington
March 17, 2000

       REVOCABLE PROXY             The undersigned hereby appoints Dean W.
FIRST WASHINGTON BANCORP, INC.     Mitchell, Robert D. Adams and Wilber
ANNUAL MEETING OF SHAREHOLDERS     Pribilsky, and each of them, with full
      April 21, 2000               powers of substitution to act as attorneys
                                   and proxies for the undersigned, to vote all shares of Common Stock of First
                                   Washington Bancorp, Inc. ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Elks Lodge at 351 E. Rose
                                   Street, Walla Walla, Washington, on Friday,
                                   April 21, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

1. The election as director of the nominees listed below (except as marked to the contrary below).

         David B. Casper       Marvin Sundquist
         Margaret C. Langlie                   [  ] FOR    [  ] VOTE WITHHELD

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on this line.
                             ------------------------------------------------

2. The approval of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000.
                                       [  ] FOR  [  ] AGAINST  [  ] ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

The proxies or the Trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the Annual Meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the Annual Meeting.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 17, 2000 and the Annual Report to Shareholders.

                            Please sign exactly as your name appears on the address label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                                    Dated:                            , 2000
                                          ----------------------------


                                    ----------------------------------------
                                           PRINT NAME OF SHAREHOLDER

                                    ----------------------------------------
                                           SIGNATURE OF SHAREHOLDER

                                    ----------------------------------------
                                           PRINT NAME OF SHAREHOLDER

                                    ----------------------------------------
                                           SIGNATURE OF SHAREHOLDER


                                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
                                    PROXY PROMPTLY IN THE ENCLOSED POSTAGE
                                    PREPAID ENVELOPE.